Exhibit 16.1

April 25, 2019

U.S. Securities and Exchange Commission
Office of the Chief Accountant
100 F Street, N.E.
Washington, DC 20549

Re: ATRM Holdings, Inc. (File No. 001-36318)

Commissioners:

We are currently principal accountants for ATRM Holdings, Inc. On April 10, 2019, we were notified that ATRM Holdings, Inc. engaged BDO USA, LLP as its principal accountant for the year ending December 31,2018 and that the auditor-client relationship with Boulay PLLP will cease upon completion of the audit of ATRM Holdings’ Inc’s consolidated financial statements as of and for the year ending December 31, 2017. Upon notification on the change in auditor on April 10, 2019, we issued our Exhibit 16 letter to ATRM Holdings, Inc. on that date. We have read ATRM Holdings Inc.’s statements included under Item 4.01 of its Form 8-K which we understand will be filed with the Securities and Exchange Commission, pursuant to Item 4.01 of Form 8-K. We agree with such statements included in item 4.01.

Very truly yours,

Boulay PLLP

Minneapolis, Minnesota

Boulay 7500 Flying Cloud Drive Suite 800 Minneapolis, MN 55344 (t) 952.893.9320 (f) 952.835.7296 BoulayGroup.com

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